UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2009

Luna Innovations Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-52008	54-1560050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Riverside Circle, Suite 400

Roanoke, Virginia 24016

(Address of principal executive offices, including zip code)

540-769-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In response to the announcement by Luna Innovations Incorporated (the “Company”) that it filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code, the Nasdaq Stock Market Listing Qualifications Staff (the “Staff”) issued a delisting determination letter to the Company on July 17, 2009. The letter indicated that the Staff has determined to delist the Company’s common stock from the Nasdaq Global Market as a result of the Company’s decision to file such a petition for relief under Chapter 11, pursuant to the discretionary authority provided under Marketplace Rules 5101, 5110(b) and IM–5101-1.

The Staff’s letter further advises the Company that trading of the Company’s common stock will be suspended at the opening of business on July 28, 2009 unless it requests a hearing with a Nasdaq Listing Qualifications Hearing Panel (the “Panel”) to appeal the proposed delisting. The Company intends to request a hearing with the Panel to appeal the proposed delisting. The Company’s common stock will remain listed on the Nasdaq Global Market pending the outcome of the hearing.

A copy of the press release announcing the Staff’s determination is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 17, 2009, by Luna Innovations Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated

	By:	/s/ Talfourd H. Kemper, Jr.
Talfourd H. Kemper, Jr. Vice President and General Counsel

Date: July 17, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 17, 2009, by Luna Innovations Incorporated